UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2021

AMPCO-PITTSBURGH CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	1-898	25-1117717
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

726 Bell Avenue, Suite 301 Carnegie, Pennsylvania	15106
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 456-4400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 par value	AP	New York Stock Exchange
Series A Warrants to purchase shares of Common Stock	AP WS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Shareholder Support Agreement

On August 10, 2021, Ampco-Pittsburgh Corporation, a Pennsylvania corporation (“Ampco”) and Altor Fund II GP Limited, a company duly incorporated and organized under the laws of Jersey (“Altor GP”), entered into an amendment (the “SSA Amendment”) to that certain Shareholder Support Agreement dated March 3, 2016 (the “Shareholder Support Agreement”) by and between Ampco and Altor GP. The SSA Amendment provides for elimination of certain board nomination rights and permits Altor GP to request that Ampco withhold certain confidential information, which were initially set forth in the Shareholder Support Agreement.

Following the SSA Amendment, the Shareholder Support Agreement, among other things, will still entitle Altor GP to designate one board observer (the “Altor Board Observer”). The Altor GP’s right to designate a board observer would terminate if it ceases to collectively own at least 444,151 shares of Ampco Common Stock or otherwise notifies Ampco that Ampco should withhold certain confidential information from the Altor Board Observer.

Effective upon the execution of the SSA Amendment and in accordance Ampco’s Restated Articles of Incorporation and By-Laws, as amended, the Board of Directors of Ampco (the “Board”) fixed the number of directors constituting the Board to eight by a resolution adopted by all of its directors.

The foregoing description of the Shareholder Support Agreement and the SSA Amendment does not purport to be complete and is qualified in its entirety by reference to the Shareholder Support Agreement and SSA Amendment, copies of which are filed as Exhibit 10.1 and Exhibit 10.2, respectively to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 10, 2021, Ampco and J. Brett McBrayer, Ampco’s Chief Executive Officer and a member of the Board, entered into an amendment (the “Offer Letter Amendment” to Mr. McBrayer’s employment offer letter, effective July 2, 2018 (the “Offer Letter”). The Offer Letter Amendment provides that Mr. McBrayer will tender to the Board his resignation from the Board upon the termination or separation of his continued employment as Chief Executive Officer of the Corporation (which the Board may accept or reject in its sole discretion). In addition, the Offer Letter Amendment provides that Mr. McBrayer’s annual base salary will increase to $643,000 per year. Except as set forth in the Offer Letter Amendment, the Offer Letter remains in full force and effect.

The foregoing description of the Offer Letter Amendment does not purport to be complete and is qualified in its entirety by reference to the Offer Letter Amendment, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are furnished herewith:

Exhibit Number

10.1	Shareholder Support Agreement, dated March 3, 2016, by and between Ampco-Pittsburgh Corporation and Altor Fund II GP Limited (incorporated by reference to Exhibit 10.2 to that certain Current Report on Form 8-K filed by Ampco-Pittsburgh Corporation on March 7, 2016).

10.2	Amendment No. 1 to Shareholder Support Agreement, dated August 10, 2021, by and between Ampco-Pittsburgh Corporation and Altor Fund II GP Limited.

10.3	Amendment No. 1 to Offer Letter, dated August 10, 2021, by and between Ampco-Pittsburgh Corporation and J. Brett McBrayer.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPCO-PITTSBURGH CORPORATION

By:	/s/ Michael G. McAuley
Michael G. McAuley
Senior Vice President, Chief Financial Officer and Treasurer

Dated: August 13, 2021